UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 8, 2008
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MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation)	001-31717 (Commission File Number)	04-3692625 (IRS Employer Identification Number)

355 South Grand Avenue, Suite 3300 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

(Registrant’s telephone number, including area code)
213-626-3300

N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 26, 2008, subsidiary entities of Maguire Properties, Inc. (the “Company”) entered into a purchase and sale contract with Shorenstein Properties LLC (“Shorenstein”) for the sale of properties located in Irvine, California commonly known as Main Plaza.  The purchase price is approximately $211 million and includes Shorenstein’s assumption of the $160.7 million mortgage loan on the property and the transfer to Shorenstein of approximately $10 million of restricted leasing reserves.  The sale is subject to Shorenstein’s assumption of the existing mortgage, which requires consent of the lender, and customary closing conditions.  The Company expects the transaction to close in the third quarter of 2008.  Net proceeds totaling approximately $48 million will be used for general corporate purposes.  The foregoing description is qualified in its entirety by reference to the full text of the transaction documents that will be filed at a later date.

For the three months ended June 30, 2008, the Company will record an impairment charge related to the pending sale of Main Plaza.  This impairment charge is expected to range from approximately $51 million to $53 million, none of which is expected to be paid in cash.  The carrying amount of Main Plaza is based on an allocation of the $2.875 billion purchase price paid for the acquisition of 24 office properties and 11 development sites from Blackstone Real Estate Advisors (the “Blackstone Transaction”) in April 2007.  This allocation was determined using management’s best estimate of the fair value of these properties during 2007.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On July 8, 2008, the Company issued a press release announcing that it has entered into an agreement with Shorenstein for the sale of Main Plaza, a copy of which is furnished as Exhibit 99.1 herewith.

Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired: None.

(b)           Pro forma financial information: None.

(c)           Shell company transactions: None.

(d)           Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1**	Press release dated July 8, 2008 regarding sale of Main Plaza
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**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGUIRE PROPERTIES, INC.
Registrant

/s/	NELSON C. RISING
Nelson C. Rising
President and Chief Executive Officer

Dated:                 As of July 9, 2008